SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  Pfizer, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              Pharmacia Corporation
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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      to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
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  (2) Form, Schedule or Registration Statement No.:

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Notes:

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The following is from a newsletter sent to certain employees of Pharmacia.

The Chicago Region News is sponsored by the Chicago Site Operations Team (CSOT).

CHICAGO REGION NEWS        July 16, 2002

 Message from the Chicago Site Operations Team (CSOT)

We hope you were all able to attend the employee meeting yesterday and that you were able to take time to read and understand all of the communications. As we move through the company changes, we (the Chicago Site Operations Team) would like to encourage you to continue to read all of the material and to attend all the various communication sessions. Staying informed will help you understand better the changes as they are being developed.

We realize there will be lots of information coming your way. The Chicago Region NEWS will summarize key points. Also stay connected to your functional leaders for information. They will be making extra effort to keep everyone informed. Please ask questions. We will likely not have a lot of the answers right away, but we will make every effort to get answers as quickly as possible.

We want to remind you at this time that Pharmacia company confidential information continues to be Pharmacia company confidential. No confidential material should be communicated to people outside Pharmacia. Until the acquisition is completed, Pharmacia and Pfizer remain competitors and will continue to maintain their separate business operations and strategies.

Goran Ando will be visiting the Chicago Region on July 18th. There will be other Pharmacia visitors as well. The NEWS or emails from EVENTS, CHICAGO will keep you informed of additional visits and employee meetings.


                                           ----Errol Sandler for the CSOT

  Summary of Key Messages:

         * Pfizer, Inc. has announced its intention to acquire Pharmacia by means of a merger of a new subsidiary of Pfizer into Pharmacia. The name of the combined company will be Pfizer, Inc. This will create the largest and strongest pharmaceutical company in all major regions of the world.

         * Pfizer will exchange 1.4 shares of its stock for each share of Pharmacia stock. This reflects a 52% premium over the closing price of the companies' stock price on Friday, after excluding the value of Pharmacia's Monsanto stock that will be spun-off before the merger. The deal still must be approved by various regulatory authorities and also by a vote of shareholders of both companies.

         * The expectation is that the deal will close in late 2002.

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         * Since the dramatic turnaround of Pharmacia & Upjohn in 1998 and the merger with the original Monsanto in 2000, we succeeded in creating a company characterized by strong, central research and marketing and a powerful U.S. operation with growing strength in global markets. We have transformed former niche products such as Detrol, Xalatan and Camptosar into major products. Our scientists have developed Zyvox, the first antibiotic in a completely new class in 35 years. And Pharmacia decisively pulled ahead of Merck as the global leader with our COX-2 franchise.

         * In spite of these successes and our potential to continue as an independent company, we faced an increasingly challenging business environment. In the past, we rejected approaches from other companies, including Pfizer. We considered a number of alternatives. A merger of equals, or the takeover of another company by Pharmacia, would not have been realistic today. The cost and value erosion would have been more than our shareholders would accept. When Pfizer made this offer - one of the highest premiums ever paid for a major acquisition - Pharmacia's Board felt compelled to accept it. As required by Delaware law, the Board was required to take the action it deemed to be in the best interests of the company and its shareholders. This transaction creates significant additional value for our shareholders, including employees who own stock through the company's compensation plans.

         * Pharmacia's Chairman and CEO Fred Hassan will serve as Vice Chairman of Pfizer and be a member of its Board of Directors.

         * Pfizer's current leadership team will guide the course of the combined company.

         * At this point, no plans have been set and no decisions have been made about the integration of Pharmacia into Pfizer. However, we do expect that Pharmacia employees will be asked to work with our Pfizer counterparts on integration plans. After the merger, many Pharmacia people will continue in their work. Others may be asked to change their roles, or there may not be roles for them at all in the new organization. Pfizer has agreed that all Pharmacia compensation and benefit plans will be honored after the merger and will provide comparable benefits for two years after the merger. Pharmacia people need to stay on task, focused on our work, and maintain pride in our professionalism and our ability to deliver on the expectations of physicians and patients around the world.

         * Pharmacia leaders have committed to providing all employees with information about the transaction as it unfolds. They have expressed pride publicly in the caliber of Pharmacia people and in our accomplishments.

                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks,

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uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME

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AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and
securityholders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.